*	Omitted pursuant to a request for confidential treatment and filed separately with the Security and Exchange Commission.

DISTRIBUTORSHIP AGREEMENT

THIS DISTRIBUTORSHIP AGREEMENT (the "Agreement") is made as of February 27, 2008 by and between Smart Energy Solutions, Inc., a corporation organized and existing under the laws of the State of Nevada, United States, having its principal place of business at 210 West Parkway, Pompton Plains, N.J. 07444 (the "Manufacturer") and OnGuard Dealer Services, LLC, a limited liability company organized and existing under the laws of the State of Delaware, United States, having its principal place of business at 2401 East Atlantic Boulevard, Suite 201, Pompano Beach, FL 33062 ("Distributor").

RECITALS

WHEREAS, Manufacturer is the exclusive owner and has all right, title and interest to proprietary products currently referred to as the "Battery Brain™"; "RPM", and "Reserve Power Module", (the "Products") and

WHEREAS, Distributor desires to be appointed as a distributor of the product and market segment in the territory set forth in Exhibit A (the "Territory"), and Manufacturer has agreed to appoint Distributor as a distributor on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the adequacy, sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

1. Appointment of Distributor.

1.1 Appointment. Pursuant to the terms and conditions contained in this Agreement, Manufacturer grants and Distributor accepts the right to promote and sell the Products in the Market Segments. Appendix A.

1.2 Alterations to Product. Manufacturer, at its option, subject to giving ninety (90) days notice, may discontinue the manufacture and/or sale of the Product, and may modify or alter the Product as Manufacturer, in its sole discretion, deems appropriate. If the Distributor is holding more than 90 days stock of any product that the manufacturer intends to modify or alter, the Manufacturer will assist in the liquidation of such product in other markets wherever possible.

2. Marketing and Sales.

2.1 Preliminary Business Plan. Within forty-five (45) business days of the date hereof, Distributor shall submit to Manufacturer a detailed business plan (the "Distributor's Business Plan") of its promotion, marketing and distribution of the Product within the Term, including without limitation, sales targets for each quarter in the Term and plans for market penetration in each of the States for which the Distributor has

responsibility. The Manufacturer and Distributor shall agree to the quotas and other milestones set forth in the Distributor's Business Plan.

2.2 Marketing Materials. All marketing catalogues, sales brochures, manuals and all other information and material relating to the Product (the "Marketing Materials") shall not be used by Distributor without first obtaining the prior approval of Manufacturer. Distributor, at its expense, shall cause any Marketing Materials provided by Manufacturer to be translated into the principal language or languages of the Territory within thirty (30) days after the date of receipt of such Marketing Materials.

2.3 Certain Marketing Obligations. In connection with the promotion and marketing of the Products, Distributor shall:

(a) make clear, in all dealings with customers and prospective customers that it is acting as distributor of the Products and not as agent of Manufacturer; and;

(b) comply with all legal requirements from time to time in force relating to the storage, distribution, and sale of the Products.

2.4 Sales Organization. Distributor shall establish and maintain an adequate organization for sales of the Products both directly and indirectly though various marketing and alliance relationships, and, where appropriate, after-sales service, with all means and personnel as are necessary to ensure the fulfillment of its obligations under this Agreement, including without limitation, meeting the objectives set forth in the Distributor's Business Plan.

2.5 Sales Targets. During each year of the Term, the first year of which shall commence ninety (90) days after the execution of this Agreement, Distributor shall purchase a quantity of units of the Products equal to at least the guaranteed minimum target (the "Guaranteed Minimum Target") for the applicable year as follows:

Year	Guaranteed Minimum Target
Year 1	150,000 units
Year 2	250,000 units
Year 3	400,000 units
Year 4	420,000 units
Year 5	441,000 units
Year 6	463,050 units
Year 7	486,203 units
Year 8	510,513 units
Year 9	536,039 units
Year 10	562,841 units

Note: Pre-approved sales by Manufacturer to other market segments will be credited to overall Guaranteed Minimum Targets. Distributor is also required to have a minimum

penetration by end of Year One of at least 1,000 units sold in each State that is in their defined target.

If at the end of the applicable year, the Guaranteed Minimum Target or market penetration has not been attained, Manufacturer shall be entitled, at its option, subject to giving sixty (60) days notice, to: (1) terminate this Agreement; or (2) reduce the extent of the Territory. This right shall, however, be exercised in writing not later than sixty (60) days after the end of the year in which the Guaranteed Minimum Target has not been attained.

3. Purchase and Delivery of Products.

3.1 Purchase Order. Distributor shall order the Products from Manufacturer by submitting to Manufacturer a purchase order (the "Purchase Order") in the form approved by Manufacturer. Nothing in this Agreement shall entitle Distributor to any priority of supply in relation to the Products as against Manufacturer's other distributors or customers.

3.2 Precedence of Terms. Sales of the Products pursuant to the Purchase Orders shall be governed by this Agreement and the Manufacturer's Standard Terms of Sale (the "Standard Terms") as they may be in effect from time to time, which may be changed by Manufacturer in its sole discretion. Manufacturer shall give to Distributor notice in writing of any material change in such Standard Terms prior to such change taking effect. To the extent that there is a conflict or inconsistency between the terms of this Agreement and the Standard Terms, the terms of this Agreement shall take precedence.

3.3 Additional Duties of Distributor. With respect to each Purchase Order, Distributor shall be responsible at Distributor's cost and expense for: (1) ensuring the accuracy of the Purchase Order; (2) providing Manufacturer with any information necessary to enable Manufacturer to process the order; (3) complying with applicable legal requirements in the Territory, including, without limitation, labelling and marketing legal requirements; and (4) obtaining any necessary governmental permits, licenses, certificates of origin, approvals, and other requisite documents in respect of the importation of the Products into the Territory and their resale in the Territory.

3.4 Delivery. As soon as practicable after Manufacturer's acceptance of a Purchase Order, Manufacturer shall notify Distributor of the estimated delivery date (the "Estimated Delivery Date") for the Products purchased. Manufacturer shall use reasonable efforts to meet the Estimated Delivery Date, but time of delivery shall not be of the essence and accordingly Manufacturer shall have no liability to Distributor if, notwithstanding such efforts, there is any delay in delivery. Manufacturer shall deliver the purchased Products at Distributor's expense in accordance with the method specified in the Purchase Order.

3.5 Title; Risk of Loss. The title to any of the Products shall not pass to

PT

Distributor until Manufacturer has received payment in full of Purchase Order; *provided, nevertheless*, that the risk of loss of or damage to any of the Products shall pass to Distributor from the time Manufacturer notifies Distributor that the Products are available for collection or from the time of delivery to the carrier at Manufacturer's premises, whichever is earlier.

3.6 Time Limit for Rejection or Revocation of Acceptance of the Goods. Rejection or revocation of acceptance by Distributor of the Products must be made within seven (7) days after delivery of the Products to Distributor. No defective Products may be returned to Manufacturer unless first authorized in writing by Manufacturer. This does not waive any right for the Distributor to reject any stock at a later date if they are defective.

4. Payment for Products.

4.1 Prices. The prices for the Products shall be set forth in Distributor Proposal. Appendix B.

4.2 Transportation Costs. Freight will be prepaid, at Manufacturers choice, on orders of $10,000 or more. Manufacturer agrees to drop ship products to Distributor's customers and bill Distributor.

4.3 Taxes; Duties. All prices for the Products are inclusive of all applicable taxes, including sales tax or any other value-added tax.

4.4 Payment Method. 2%/10/Net 30 Days after date of delivery. Ninety (90) days notice will be given if terms should change. Private Label product orders require prepayment in full or a Letter of Credit with the Purchase Order.

4.5 Failure to Pay. If Distributor fails to pay the price and other amounts due for any Products prior to or on the date such payment is due, Manufacturer shall be entitled (without prejudice to any other right or remedy it may have) to:

(a) cancel or suspend any further delivery to Distributor;

(b) sell or otherwise dispose of any Products which are the subject of any order by Distributor, whether or not appropriated thereto, and apply the proceeds of sale to the overdue payment.

5. Resale by Distributor.

5.1 Generally. Distributor shall have the right during the Term to describe itself as Manufacturer's "Authorized Distributor" for the Products but shall not hold itself out as Manufacturer's agent or as being entitled to bind Manufacturer in any way. Distributor shall use its best efforts to promote the sale of the Products in the Territory in accordance with the Distributor's Business Plan and Manufacturer's policy and shall

protect Manufacturer's interests. Distributor agrees that all its sales efforts are to be directed only to customers in the Territory.

5.2 Resale Prices. Distributor shall be entitled to charge its customers the resale prices of the Products as it determines, provided that its objectives set forth in the Distributor's Business Plan are achieved.

6. Manufacturer's Trademarks and Other Intellectual Property.

6.1 Authorization. Manufacturer hereby authorizes Distributor to use Manufacturer's trademarks and trade names (collectively, the "Trademarks") in the Territory solely on or in relation to the Products for the purposes only of exercising its rights and performing its obligations under this Agreement. Such authorization shall cease immediately upon the expiration or termination, for any reason, of this Agreement; *provided, however*, that Distributor shall have the right to sell the Products in stock at the date of expiration of this Agreement which bear the Trademarks.

6.2 Use of Trademarks. Distributor shall ensure that each reference to and use of any of the Trademarks by Distributor is in a manner from time to time approved by Manufacturer and accompanied by an acknowledgment, in a form approved by Manufacturer, that the same is a trademark (or registered trademark) of Manufacturer.

6.3 Prohibited Conduct. Distributor shall not:

(a) Make any modifications to the Products;

(b) Alter, remove or tamper with any Trademarks, numbers, or other means of identification used on or in relation to the Products;

(c) Use any of the Trademarks in any way which might prejudice their distinctiveness or validity or the goodwill of Manufacturer therein or in any manner not previously approved by Manufacturer;

(d) Use in relation to the Products any trademarks other than the Trademarks without obtaining the prior written consent of Manufacturer; or

(e) Use in the Territory any trademarks so resembling any Smart Energy Solutions' Trademark as to be likely to cause confusion or deception.

6.4 Rights in Trademarks. Except as provided in this Section 6, Distributor shall have no rights in respect of any Trademarks used by Manufacturer in relation to the Products or of the goodwill associated therewith, and Distributor hereby acknowledges that, except as expressly provided in this Agreement, it shall not acquire any rights in respect thereof and that all such rights and goodwill are, and shall remain, vested in

Manufacturer. Distributor shall not register any Trademarks (or which are confusingly similar to the Trademarks) in the Territory or elsewhere.

6.5 Enforceability of Intellectual Property Rights. Distributor shall take all such steps as Manufacturer may reasonably require to assist Manufacturer in maintaining the validity and enforceability of the intellectual property rights of Manufacturer in the Territory *provided* that Manufacturer shall reimburse Distributor for all costs or other liabilities arising from or in connection with such steps which have previously been approved by Distributor in writing.

6.6 Agreements. Distributor shall, at the request of Manufacturer, execute such registered user agreements or licenses in respect of the use of the Trademarks in the Territory in the name of the Manufacturer as Manufacturer may request, *provided* that the provisions thereof shall not be more onerous or restrictive that the provisions of this Agreement.

6.7 Protection of Intellectual Property. Distributor shall not do or authorize any third party to do any act which would or might invalidate or be inconsistent with any intellectual property rights of Manufacturer.

6.8 Notification of Infringement. Distributor shall promptly and fully notify Manufacturer of any actual, threatened or suspected infringement in the Territory of any intellectual property rights of Manufacturer which comes to Distributor's attention, and of any claim by any third party so coming to its attention that the importation of the Products into the Territory, or their sale therein, infringes any rights of any other person, and Distributor shall at the request and expense of Manufacturer do all such things as may be requested to assist Manufacturer in taking or resisting any proceedings in relation to any such infringement or claim.

6.9 Confidential Information. During the Term and after the expiration of the Term, Distributor shall hold in strictest confidence and shall not directly or indirectly disclose, use or publish any of the Confidential Information (defined below) unless expressly authorized in writing by Manufacturer. As used in this Agreement, the term "Confidential Information" means all items, materials and information which belong to the Manufacturer and are not generally known to the public, or which have been confidentially provided to the Distributor. Confidential Information includes, but is not limited to, this Agreement and the terms hereof, pricing information and policies, information concerning: trade secrets (as defined by applicable law); computer programs (code); software; research and development projects and materials; the Distributor's Business Plan; methods of operation; technical information; processes; formulas; compositions; systems; techniques; non-public know-how of the Manufacturer or its customers; customer account information, lists and data; estimating procedures; sources of supplies or materials; marketing plans or strategies; the existence and contents of agreements; financial information, data, statements or accounts; and all documentation, reports and data (recorded in any form) relating to the foregoing. Confidential Information does not include anything described above which is generally known to the

public, unless it became generally known through an act or failure to act of Distributor, in which case it shall remain Confidential Information.

7. Term and Termination.

7.1 Term. The term of this Agreement shall be for a period of ten (10) years, subject to the Distributor reaching their annual sales targets as defined in section 2.5 above.

7.2 Termination. Manufacturer or Distributor shall be entitled to terminate this Agreement should there be a breech under one of the sections of this Agreement or should the Manufacturer have a change in majority ownership. If there is a breech, Manufacturer will give not less than sixty (60) days written notice to the Distributor. Distributor will have ten (10) days to correct the breech. If there is a change in majority ownership of the Manufacturer and new ownership wishes to terminate the Agreement, one hundred twenty (120) days written notice must be provided to the Distributor.

7.3 Obligations Upon Termination. Upon expiration of the Term for any reason:

(a) Within thirty (30) days after the Term, Distributor shall, at its own expense, return to Manufacturer all promotional material and other documents and samples which have been supplied to it by Manufacturer which are in Distributor's possession;

(b) At any time after the Term, Manufacturer, at its option, shall be entitled (but not obliged) to buy from Distributor all or any part of the inventory of the Products then held by Distributor at the price originally paid by Distributor. Any Products not so purchased by Manufacturer can be sold by Distributor in accordance with this Agreement within one-hundred eighty (180) days after the Term.

(c) Distributor shall have no claim against Manufacturer for compensation for loss of distribution rights, loss of goodwill or any similar loss.

(d) If Distributor has sold a minimum of 100,000 units in a year, Distributor will be entitled to receive a commission of twenty (20%) percent of the average net selling price for the previous twelve (12) months that the Distributor has sold the products to their customers. This commission will continue will continue for two (2) years if the Manufacturer elects to continue to sell to the Distributors' customers after notification of termination of the Agreement.

8. Covenant Not to Compete; Non-Solicitation.

8.1 Covenant Not to Compete. Distributor hereby covenants and agrees that, during the Term, neither Distributor nor its Affiliates (hereinafter defined) shall, directly or indirectly:

(a) represent, manufacture, market, or sell in the Territory any products which are in direct competition with the Products;

(b) engage, invest, participate, or be interested in any business which at any time currently or in the future competes with Manufacturer (collectively, the "Restricted Business"), anywhere in the Territory; or

(c) have any interest in, own, manage, operate, control, be connected with as a stockholder (other than as a stockholder of less than one percent (1%) of the issued and outstanding stock of a publicly held corporation), joint venturer, officer, director, agent, lender, representative, partner, employee or consultant, or otherwise engage or invest or participate in any Restricted Business;

8.2 Non-solicitation. Distributor hereby covenants and agrees that, during the Term, and continuing until the one (1) year anniversary of the expiration of the Term, neither Distributor nor its Affiliates (hereinafter defined) shall, directly or indirectly:

(a) solicit or recruit, or attempt to solicit or recruit, for employment or for independent contract in connection with any Restricted Business operating in the Territory, any employee or independent contractor who is or was employed or under contract with Manufacturer during the Term. Manufacturer also agrees to abide by the above term and will not solicit or recruit, or attempt to solicit or recruit, for employment or for independent contract in connection with any Restricted Business operating in the Territory, any employee or independent contractor who is or was employed or under contract with Distributor during the Term. Either party may do so only with mutual consent; or

(b) solicit the business of any customer or prospective customer of Manufacturer's (i) whose needs became known to Distributor during the term of this Agreement, or (ii) with whom Distributor has had dealings as a result of this Agreement, wherein such solicitation involves any service or product that is similar to or in competition with any service or product of Manufacturer either existing or in the process of being developed at the time of the termination of this Agreement.

8.3 Outside the Territory/Segment. Distributor shall not market, advertise, or sell any Products or establish any branch or maintain any distribution depot for distribution of the Products outside the Territory or outside its approved market segment without the prior approval of the Manufacturer.

8.4 Modification. If any provision of this Agreement is held by any court of competent jurisdiction to be unenforceable because of the scope, duration or area of its applicability, a court of competent jurisdiction shall have the right to modify such scope, duration or area or all of them so as to render them enforceable, and such provision shall then be applicable in such modified form.

8.5 Injunctive Relief. Distributor acknowledges that Manufacturer will have no adequate remedy at law if Distributor or any of its Affiliates breaches any covenant contained in Section 6 or Section 8. In the event of any such breach or threatened breach, Manufacturer shall have the right, in addition to any other remedy that it may have, to obtain in any court of competent jurisdiction, injunctive relief to restrain any breach or threatened breach of or otherwise to specifically enforce any of the covenants contained in Section 6 and/or Section 8, as the case may be.

8.6 Affiliate. The term "Affiliate", as used herein, shall be deemed to mean, with respect to any Person, any Person directly related to such Person, whether through blood or marriage, and any Entity directly or indirectly controlled by such Person, through the ownership of all or any part of such Entity; and, with respect to any Entity, any Person or Entity directly or indirectly controlling, controlled by or under direct or indirect common control with such Entity, through employment or ownership, in whole or in part. The term "Person", as used herein, shall be deemed to mean an individual. The term "Entity", as used herein, shall be deemed to mean a corporation, partnership, association, trust, estate or other entity or organization.

9. Limited Product Warranty; Indemnification.

9.1 Limited Product Warranty.

(a) Manufacturer shall provide to the ultimate end-user (the "Covered Person") that originally purchases the Products from Distributor or its agents or sub-distributors a limited product warranty (the "Limited Warranty") that the Product shall be free from defects in material and workmanship for a period of twenty-four (24) months from the date of purchase (the "Warranty Period"), subject to the conditions and limitations set forth herein. The Limited Warranty shall be provided only to the Covered Person and no other person. The Limited Warranty shall be void unless proof of purchase, in a form approved by Manufacturer, is provided by the Covered Person and given to the Distributor or mailed to Manufacturer within thirty (30) days from the date of purchase. The sole and exclusive remedy for defects in Products covered by this Limited

Warranty shall be limited to the correction of the defect by repair or replacement, at Manufacturer's option. The Limited Warranty shall not apply to Products that have been subjected to mishandling, misuse, neglect, improper or inadequate storage, improper testing, improper installation, repair, alteration, damage, assembly, or processing that alters physical or electrical properties. This Limited Warranty shall terminate upon expiration of the Warranty Period.

(b) Limited Warranty Claim Procedure. If a Product is defective, the Covered Person shall, during the Warranty Period, return the product to Distributor, who shall inspect the returned Product for defects. If Distributor reasonably believes that the returned Product is defective and is covered under the Limited Warranty, it shall hold the defective product for no more than one hundred eighty (180) days and upon request, forward the returned product to Manufacturer for repair or replacement with a priority placed on rapid resolution of any and all defective Product claims. Manufacturer shall determine in its sole discretion whether to repair or replace any defective product covered by this Limited Warranty. Distributor shall prepay the cost of shipping the product to Manufacturer upon request. Manufacturer shall pay the shipping charges to return the product to Distributor and bear the risk of loss during transit, unless Manufacturer determines that the defect is not covered by the Limited Warranty. In the event that Distributor or Manufacturer determines that a returned product is not covered by the Limited Warranty, it shall immediately notify the Covered Person and request instructions regarding disposition.

(c) In no event will Manufacturer be liable for any incidental or consequential damages to Distributor or Distributor's customers. The limited warranty to covered persons is in lieu of all other warranties whether express, implied or statutory, including implied warranties of merchantability or fitness for a particular purpose.

9.2 Indemnity. Distributor shall indemnify and hold harmless Manufacturer and its Affiliates, officers, directors, stockholders, employees, and agents, and the successors and assigns of all of them and shall reimburse the Indemnified Parties for, any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and attorneys' fees) directly or indirectly arising from or in connection with (a) any failure by Distributor to perform or comply with any agreement, covenant or obligation in this Agreement within the control of the Distributor, (b) any claim made at any time by any governmental authority with respect to the business of Distributor and the marketing, distribution, or sale of the Product; and (c) any warranty claim pursuant to Section 9.1 hereof, if the Product that is asserted to be defective has been subjected by Distributor to mishandling, misuse, neglect, improper or inadequate storage, improper

testing, repair, alteration, damage, assembly, or processing that alters physical or electrical properties. Distributor shall also be covered under Manufacturers liability insurance.

Manufacturer shall indemnify and hold harmless Distributor and its Affiliates, officers, directors, stockholders, employees, and agents, and the successors and assigns of all of them, and shall reimburse the Indemnified Parties for, any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and attorneys' fees) directly or indirectly arising from or in connection with (a) any failure by Manufacturer to perform or comply with any agreement, covenant or obligation in this Agreement within the control of the Manufacturer, (b) any claim made at any time by any governmental authority with respect to the business of Manufacturer and the marketing, distribution, or sale of the Product; and (c) any warranty claim pursuant to Section 9.1 hereof, if the Product that is asserted to be defective has been subjected by Manufacturer to mishandling, misuse, neglect, improper or inadequate storage, improper testing, repair, alteration, damage, assembly, or processing that alters physical or electrical properties. This Section 9.2 shall survive the expiration of the Term.

10. Miscellaneous.

10.1 Warrants. Subject to Manufacturer's Board of Directors' approval. Manufacturer will grant warrants at an exercise price of fifty ($0.50) cents and a term of five years if a minimum sales threshold of one hundred thousand (100,000) units is achieved in Year One. Warrants will only be issued on total units sold during the first two years from the date of this agreement and the maximum amount of warrants that the Distributor can earn in the aggregate of this agreement is three million (3,000,000) warrants. Warrants will be issued as follows:

UNIT SALES	WARRANTS GRANTED
Minimum 150,000 units in Year One	1,000,000
300,000 units over Two Years	Additional 1,000,000
750,000 units over Two Years	A Total of 3,000,000

Warrants will not be pro-rated and the minimum levels must be achieved. However, if the Distributor does not achieve the minimum threshold of 150,000 units in Year One but achieves 300,000 units over Two Years, the Distributor will still be granted a combined 2,000,000 warrants.

10.2 Split Commission. Split Commission. Should Distributor inadvertently sell to customers in another Distributor's Territory (by virtue of selling to a dealer group that has locations in a state that is in another Territory) such Distributor shall be obligated to pay a Distributor Fee of 10% of the per unit fee to the other distributor. This 10% fee is calculated based upon the Distributor's net selling price. Likewise, should other distributors inadvertently sell into Distributor's Area of Responsibility; Distributor would be entitled to receipt of same 10% Distributor Fee.

10.3 Cross Territory Corporate Opportunities. A Distributor may only enter into an agreement with a National Account/Auto Group domiciled within its Territory. If the National Account/Auto Group has locations in another distributors Territory the distributor that originated the National Account/Auto Group will keep one hundred percent of the gross margin from the sale of the Products in its Territory. For Products sold through the National Account/Auto Group in another distributors Territory the distributor for that territory will keep ninety-five percent of the gross margin from the sale of the Products, thereby leaving a five percent override for the originating distributor on all Products sold outside its territory. In the case that special pricing is required; the Manufacturer has a responsibility to work with both distributors to create pricing which will satisfy the National Account/Auto Group. In the case that there is any dispute between the distributors the Manufacturer has the obligation to intervene and assist the distributors.

10.4 Territory Expansion. Should another competing Distributor in the New Car Dealer segment be terminated, Distributor will have first right of refusal to acquire additional territory if Manufacturer and Distributor can agree upon incremental annual sales volumes and terms. Final decision on this matter remains with Manufacturer.

10.5 Audit. Manufacturer reserves the right to make periodic audits of installations on vehicles to ensure safety is not compromised. If Distributor is not meeting recommended installation procedures, Manufacturer will advise Distributor of violation and Distributor will have thirty (days) to correct installations or it will be considered a breech of the Agreement.

10.6 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, two (2) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth on the first page of this Agreement, (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being addressed to the intended recipient as set forth on the first page of this Agreement; or (d) if given by facsimile, once such notice is transmitted to the facsimile number specified in writing by the intended recipient for such purpose and the appropriate answer back or telephonic confirmation is received. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

10.7 Choice of Law. This Agreement shall be governed, construed and enforced in accordance with the laws of New Jersey without giving effect to principles of conflicts of law.

10.8 Entire Agreement. This Agreement and the Annexes attached hereto set forth the entire agreement and understanding of the parties in respect of the transactions

contemplated hereby and supersedes all prior or contemporaneous agreements, arrangements and understandings of the parties relating to the subject matter hereof. No representation, promise, inducement, waiver of rights, agreement or statement of intention has been made by any of the parties which is not expressly embodied in this Agreement, such other agreements, notes or instruments related to this transaction executed simultaneously herewith, or the written statements, certificates, schedules or other documents delivered pursuant to this Agreement or in connection with the transactions contemplated hereby.

10.9 Assignment. Except as permitted in Section 2.4 and with the exception that this Agreement may be assigned to a newly organized corporation controlled by the majority owners of OnGuard Dealer Services, LLC for the specific purpose of creating a nationwide distribution business highlighting the Products to all new and used car dealerships. Distributor's rights and obligations under this Agreement shall not be assigned or delegated, by operation of law or otherwise, without Manufacturer's prior written consent, and any such assignment or attempted assignment shall be void, of no force or effect, and shall constitute a material default by such party. Manufacturer's consent shall not be unreasonable be withheld.

10.10 Amendments. This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by all of the parties hereto or, in the case of a waiver, by the party waiving compliance.

10.11 Waivers. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other term, covenant, representation or warranty of this Agreement.

10.12 Counterparts; Facsimile Signatures. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures transmitted by facsimile shall have the same force and effect as original signatures.

10.13 Survival. All covenants and agreements of the parties contained herein which are to be performed after the expiration of the Term shall survive the expiration of the Term.

10.14 Interpretation. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or modified and in effect from time to time in accordance with the terms thereof.

10.15 Publicity. The Manufacturer and Distributor both agree that any press release, public announcement or SEC filing relating to this Agreement and the relationship between Manufacturer and Distributor will require the consent of the other party.

This Agreement is valid upon a signed agreement accompanied by initial stocking orders for three separate stocking orders of:

- Month One: 5,000 units
- Month Two: 5,000 units
- Month Three: 10,000 units.

In addition, Distributor will place a standing P.O. for a minimum of 14,400 units from Months Four to Twelve in Year One. This quantity can be changed based upon sixty (60) days notice. In subsequent years, standing P.O.s based upon the annual yearly target divided by twelve will be placed. Again, adjustments based upon sixty (60) days notice will be provided.

IN WITNESS WHEREOF, the parties have duly executed this Distributorship Agreement as of the date first above written.

DISTRIBUTOR

OnGuard Dealer Services, LLC
2401 East Atlantic Boulevard, Suite 201
Pompano Beach, FL 33062

Name: Stephen Stack
Title: CEO and Member
Signature: [signature] Date: February 27, 2008

MANUFACTURER

Smart Energy Solutions Inc.
210 West Parkway
Pompton Plains, NJ 07444 U.S.A.

Name: PETE MARSTA
Title: CEO
Signature: [signature] Date: March 4/08

EXHIBIT A

DESCRIPTION OF TERRITORY, SEGMENTS AND REQUIREMENTS

Alabama	Kansas	Nebraska	Rhode Island
Arkansas	Kentucky	NewHampshire	SouthCarolina
Colorado	Louisiana	NewJersey	SouthDakota
Connecticut	Maine	New Mexico	Tennessee
Delaware	Maryland	NewYork	Texas
Florida	Massachusetts	NorthCarolina	Vermont
Georgia	Michigan	NorthDakota	Virginia
Illinois	Minnesota	Ohio	WestVirginia
Indiana	Mississippi	Oklahoma	Wisconsin
Iowa	Missouri	Pennsylvania	Wyoming

- All used car dealers in the 40 continental U.S.
- All rental companies in the 40 continental U.S.
- Marine and Other Market Distributors with Manufacturers pre-approval.
- Exceptions:
  - Direct sales to other states outside of licensed territory to be agreed upon
  - All Roush Ford dealers
  - Direct Automotive/Truck O.E.M. sales to their franchised dealers.

EXHIBIT B

ALL PRICES ARE LISTED IN U.S. DOLLARS.

BATTERY BRAIN™

TYPE 1 (BRONZE)	*
TYPE 2 (SILVER)	*
TYPE 3 (GOLD W/REMOTE)	*
TYPE 4 (GOLD W/SWITCH)	*
PLATINUM	*
HEAVY DUTY	*
RPM	*
Marine	*

- 20% premium for 6 volt and 24 volt
- All pricing in U.S. Dollars
- Manufacturer will prepay freight on orders of $10,000 or more
- Full case quantities – 20% premium for broken cases
- Manufacturer reserves to right to change prices based upon thirty (30) days notice.

Favored Nations Pricing: Manufacturer represents and warrants that the pricing and terms (as defined above) under this Agreement with respect to the above Products shall at no time be less favorable to the Distributor than the most favorable pricing and terms which the Manufacturer sells the Products in the United States, to any other third party for similar or lesser volumes measured over the previous twelve (12) month period. If at any time Manufacturer offers to sell any Products at prices or on terms more favorable than the prices or terms hereunder, Manufacturer shall give Distributor prompt notice of such offer within three (3) business days and thereafter make available such pricing and terms. Exceptions include Promotional Pricing, Show Specials, Terms and New Store Opening discounts as required by Auto Retailer Distributor Agreements.

ADDENDUM TO DISTRIBUTORSHIP AGREEMENT

THE DISTRIBUTORSHIP AGREEMENT (the "Agreement"), made as of February 27, 2008, by and between Smart Energy Solutions, Inc., a corporation organized and existing under the laws of the State of Nevada, United States, having its principal place of business at 210 West Parkway, Pompton Plains, NJ 07444 (the "Manufacturer"), and OnGuard Dealer Services, LLC, a limited liability company organized and existing under the laws of the State of Delaware, United States, having its principal place of business at 2401 East Atlantic Boulevard, Suite 201, Pompano Beach, FL 33062 (the "Distributor"), is being amended effective March 14, 2008 as follows (capitalized terms used and not otherwise defined shall have the meanings given to them in the Agreement):

1. Exclusive Right to Distribute and Sell the Products.

   Pursuant to the terms and conditions contained herein and in the Agreement, the Manufacturer hereby grants, and the Distributor hereby accepts, the exclusive right to promote and sell the Products to all new and used car dealerships located within the Territory; provided; however; that, at any time after the first anniversary of the date of the Agreement, the Manufacturer shall be entitled, at its option, upon sixty (60) days prior written notice to the Distributor, to: (1) terminate the exclusive right granted to the Distributor hereby, and/or (2) reduce the extent of the Territory to which the exclusive right granted hereby shall apply, if the Guaranteed Minimum Target is not achieved in any year of the Term.

   On or before the fifth (5th) business day following the end of each calendar quarter during the Term, the Distributor shall provide written notice to the Manufacturer regarding the percentage of the Guaranteed Minimum Target achieved during the prior quarter. Promptly following receipt of this notice by the Manufacturer, the Distributor and the Manufacturer will consult regarding the results of each quarter and work together to improve sales in subsequent quarters.

2. Payment for the Products.

   On or before the ninetieth (90th) day following the execution of the Agreement, the Distributor shall provide an irrevocable letter of credit for the benefit of the Manufacturer, in the amount of $200,000, to guarantee payment for the Products. The letter of credit shall have a term expiring on the expiration date of the Agreement.

3. Limited Product Warranty.

No later than the thirtieth (30th) day following each sale by the Distributor to a dealership that has not made any prior purchases of the Products, the Distributor shall provide written notice to the Manufacturer of the name and address of the dealership that made the purchase.

The Manufacturer shall have the right to audit all of the dealerships that purchase the Products, as required by the Manufacturer's liability insurance policy, and the Distributor shall take any and all reasonable steps to ensure Manufacturer's Right to audit dealerships that purchase the Products.

4. Conflicts.

In the event of a conflict between the terms hereof and the terms of the Agreement, the terms hereof shall control.

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IN WITNESS WHEREOF, the parties have duly executed this addendum to the Distributorship Agreement.

DISTRIBUTOR

OnGuard Dealer Services, LLC
2401 East Atlantic Boulevard, Suite 201
Pompano Beach, FL 33062

Name: STEPHEN R. STACK

Title: CEO

Signature: [signature] Date: 3/14/2008

MANUFACTURER

Smart Energy Solutions Inc.
210 West Parkway
Pompton Plains, NJ 07444 U.S.A.

Name: PETE MATHSA

Title: CEO

Signature: [signature] Date: 3/17/08